CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Service Providers" and "Financial Highlights" within the Prospectus and to the use of our report dated February 26, 2015 relating to the financial statements of AllianceBernstein Income Fund, Inc. for the year ended December 31, 2014, which is incorporated by reference in this Form N-14 of AB Bond Fund, Inc.


                                                           /s/ Ernst & Young LLP


New York, New York
September 24, 2015